UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 26, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 26, 2007 but effective January 8, 2007, Cano Petroleum, Inc. (“Cano”) entered into the First Amendment to Amended and Restated Regulations (the “Amendment”) of Sabine Production Operating, LLC (“Sabine Production”) with Carlile Management, LLC (“Carlile Management”), a member, Haddock Enterprises, LLC (“Haddock Enterprises”), a member, Jack I. Tompkins, a manager, Dr. Kenneth Q. Carlile, a manager, Gerald W. Haddock, a manager, and S. Jeffrey Johnson, a manager.  Gerald W. Haddock is a member of Cano’s board of directors and S. Jeffrey Johnson is Cano’s Chairman and CEO.

The Amendment provides that the maximum amount to be committed to Sabine Production by any member is increased from $325,000 to $375,000.  The Amendment also provides that after funding the increased commitment of $375,000, a member may withdraw as a member of Sabine Production.  Upon a withdrawal, the withdrawing member forfeits its membership interests in Sabine Production and is released from all of its obligations under the Amended and Restated Regulations, as amended, the Omnibus Agreement, the Compensation Reimbursement Agreement and the Non-competition Agreement.

On January 26, 2007, Cano made its final contribution of $50,000 to Sabine Production such that its aggregate contribution was $375,000 and on February 1, 2007, Cano delivered its notice of withdrawal from Sabine Production effective on February 1, 2007.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein.

Item 1.02.              Termination of a Material Definitive Agreement.

See Item 1.01 “Entry into a Material Definitive Agreement” regarding Cano’s withdrawal from Sabine Production.  As a result of Cano’s withdrawal from Sabine Production on February 1, 2007, pursuant to the terms of the Amended and Restated Regulations, as amended, Cano has terminated its obligations on such date under the Omnibus Agreement by and among Cano, Carlile Management, Haddock Enterprises and Sabine Production Partners, LP and the Compensation Reimbursement Agreement by and between Cano and Sabine Production.

Item 8.01.              Other Events.

On January 26, 2007, Southwestern Public Service Company d/b/a XCEL Energy (“SPS”) filed a plea in intervention in the 100th Judicial District Court in Carson County, Texas in Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr and Burnett Ranches, Ltd. vs. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd. and W.O. Energy, Inc.  SPS claims that the fire that is the subject of this lawsuit destroyed transmission and distribution equipment, including utility poles, lines and other equipment with an estimated loss of $1,876,000.

Due to the inherent risk of litigation, the outcome of this case is uncertain and unpredictable; however, at this time Cano management believes the suit, including the SPS intervention, is without merit, and Cano is vigorously defending itself and its subsidiaries.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	First Amendment to Amended and Restated Regulations of Sabine Production Operating, LLC effective January 8, 2007.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: February 1, 2007
By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Regulations of Sabine Production Operating, LLC effective January 8, 2007.